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                         ARTICLES OF AMENDMENT

                       ________________________

      In compliance with the requirements of the Pennsylvania Business Corporation Law of 1988 ("BCL") Section 1915 (relating to articles of amendment), the undersigned business corporation, Valley National Gases Incorporated, desires to amend its Articles of Incorporation and hereby certifies that:

      1.     The name of the corporation is Valley National Gases
Incorporated and its current registered office in the Commonwealth of Pennsylvania is located at 1640 Jefferson Avenue, in the city of Washington, county of Washington, Pennsylvania 15301.

      2. The Corporation was incorporated in the Commonwealth of Pennsylvania under the provisions of the Business Corporation Law of 1988, on February 25, 1997.

      3. The amendment shall be effective upon the filing of these Articles of Amendment in the Department of State.

      4. The amendment was adopted by the Board of Directors pursuant to BCL Section 1914(c).

      5. The Articles of Incorporation, as amended and restated herein, supersede the original Articles of Incorporation that were filed on February 25, 1997.

      6. The amendment adopted by the corporation set forth in full, is as follows:

            RESOLVED, that the Amended and Restated Articles of Incorporation of Valley National Gases Incorporated be amended and restated in their entirety so that the same shall read in full as follows:

                            ARTICLE ONE - NAME

      The name of the corporation is Valley National Gases Incorporated.

                       ARTICLE TWO - REGISTERED OFFICE

      The Corporation's current registered office in the Commonwealth of Pennsylvania is located at 1640 Jefferson Avenue, in the city of Washington, county of Washington, Pennsylvania 15301.

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                  ARTICLE THREE - BUSINESS CORPORATION LAW

      The Corporation is incorporated under the provisions of the Business Corporation Law of 1988.

                     ARTICLE FOUR - AUTHORIZED SHARES

      A. Classes and Number of Shares.  The aggregate number of shares of
         ----------------------------
stock which the Corporation shall have authority to issue is 35,000,000 shares divided into classes and with par values as follows:

                       Number of Shares       Par Value
     Class                 in Class           Per Share
     -----             ----------------       ---------
 Common Stock             30,000,000            $0.001
 Preferred Stock           5,000,000             $0.01

      B. Terms of the Common Stock.  The voting rights, preferences,
         -------------------------
qualifications, limitations, restrictions and special rights, of the shares of the Common Stock that may be issued are as follows:

            1. Voting Rights.  The holders of Common Stock shall be entitled
               -------------
      to vote on the basis of one vote for each share held on all matters to be voted on by the shareholders, except as may be otherwise provided in these Articles of Incorporation or by law.

            2. Dividends.  The holders of the outstanding shares of Common
               ---------
      Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, dividends at such rate as shall be determined by the Board of Directors. The dividends authorized by this paragraph shall not be cumulative, and the holders of Common Stock shall not have any rights to dividends for any year or other period of time for which no dividends are declared by the Board of Directors.

            3. Liquidation Rights.  In the event of any liquidation,
               ------------------
      dissolution or winding up of this Corporation, whether voluntary or involuntary, the assets of the Corporation, if any, remaining for legal distribution to holders of Common Stock shall be distributed to the holders of Common Stock.

      C. Terms of the Preferred Stock.  The Board of Directors is hereby
         ----------------------------
expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock into classes or series, to establish from time to time the number of shares to be included in each such class series, voting rights, preferences, limitations and special rights, if any, and to set the designation of the class or series and to fix and determine the relative rights and

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preferences of the shares of each such class or series and any qualifications, limitations or restrictions thereof.

      D. Preemptive Rights.  No holder or owner of Common Stock or Preferred
         -----------------
Stock, if any, or any other security or securities of the Corporation, shall have any preferential or preemptive right to acquire any additional shares of stock of any class or series or any other security of the Corporation.

      E. Cumulative Voting Rights.  No holder or owner of Common Stock or
         ------------------------
Preferred Stock, if any, or any other security or securities of the Corporation, shall have any right to vote cumulatively in the election of directors or for any other purpose.

                        ARTICLE FIVE - INCORPORATOR

      The name and address of the incorporator of the Corporation is as follows:

          Name                                          Address
          ----                                          -------
Valley National Gases, Inc.                          67 43rd Street
                                              Wheeling, West Virginia 26003

                          ARTICLE SIX - DURATION

      The duration of the Corporation is perpetual.

                         ARTICLE SEVEN - DIRECTORS

      A. Number of Directors.  The business and affairs of the Corporation
         -------------------
shall be managed and controlled by a Board of Directors consisting of not less than three (3) nor more than ten (10) persons. The exact number of directors within the minimum and maximum limitations shall be determined exclusively from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

      B. Classification of Directors.  The directors of the Corporation,
         ---------------------------
other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal as possible and any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes to maintain the number of directors as nearly equal as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. The initial Class I directors shall hold office until the annual meeting of shareholders of the Corporation in 1998, the initial Class II directors shall hold office until the annual meeting of shareholders of the Corporation in 1999, and the initial Class III directors shall hold office until the annual meeting of shareholders of the Corporation in 2000 or, in each case, until their successors are elected and qualified and subject to such director's prior death, resignation, retirement or removal from office.

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Beginning in 1998, and continuing annually thereafter, at each annual meeting of shareholders of the Corporation, the directors elected to succeed those whose terms then expire shall belong to the same class as the directors they succeed and shall hold office until the third succeeding annual meeting of shareholders or until their successors are elected and qualified and subject to such director's prior death, resignation, retirement or removal from office. No decrease in the number of directors constituting the Board of Directors shall reduce the term of any incumbent director.

      C. Vacancies.  Subject to the rights of the holders of any series or
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class of Preferred Stock then outstanding, if any, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of any type in the Board of Directors including those resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders of the Corporation at which the term of office of the class to which such director has been elected expires, and until such director's successor shall have been duly elected and qualified.

      D. Removal of Directors.  Subject to the rights of the holders of any
         --------------------
series or class of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, only for cause and only by the affirmative vote of two-thirds or more of the then currently outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock").

      E. Nomination By Shareholders.  Advance notice of shareholder
         --------------------------
nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                  ARTICLE EIGHT - AMENDMENT OF BYLAWS

      The Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of a majority of the entire Board of Directors of the Corporation, subject to the restrictions, if any, under Pennsylvania Law.

                       ARTICLE NINE - SPECIAL MEETINGS

      Special meetings of the shareholders for any lawful purpose or purposes may be called at any time only by a majority of the entire Board of Directors, by the Chairman of the Board of Directors or by the President, except as provided by BCL Section 2521(b) currently in effect or as amended hereafter. Each call for a special meeting of the shareholders shall state the purpose or purposes of such special meeting, and shall be in writing and delivered to the Secretary of the Corporation. The Secretary shall, not more than sixty (60) days after receipt of a request for a special meeting, call such special meeting of the shareholders and fix the time, date and place of such special meeting. If the Secretary shall neglect to issue such call for a special meeting, the person or persons making the request may issue the call for such meeting. No business shall be

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conducted at any special meeting of the shareholders of the Corporation other than the business stated in the call for such meeting. The shareholders of the Corporation shall not be entitled, as a matter of right, to require the Board of Directors to call a special meeting of the shareholders or to bring any business before a special meeting of the shareholders.

                       ARTICLE TEN - INDEMNIFICATION

      A.  Indemnification.  Except as prohibited by law, each person who was
          ---------------
or is made a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Pennsylvania law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs or personal representatives of that person. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      B.  Determination of Right to Indemnification.  Unless ordered by the
          -----------------------------------------
Court, any indemnification under Section A of this Article Ten shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee or agent is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article Ten. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action or proceeding, or (2) if such quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders.

      C.  Advance Payment of Expenses.  Expenses incurred by a person who is
          ---------------------------
or was a director or officer of the Corporation in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of an action or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article Ten.

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      D.  Article Ten Provisions Not Exclusive Right.  The indemnification or
          ------------------------------------------
advancement of expenses provided by this Article Ten shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, whether under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

      E.  Indemnification Agreements Authorized.  Without limiting the other
          -------------------------------------
provisions of this Article Ten, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law.

      F.  Insurance.  The Corporation may purchase and maintain insurance on
          ---------
behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Ten.

                ARTICLE ELEVEN - LIMITATION OF DIRECTOR LIABILITY

      A director of the Corporation shall not be personally liable to the Corporation or its shareholders or to any other person for monetary damages for any action taken, or for any failure to take any action, as a director, unless (i) the director has breached or failed to perform the duties of his or her office under applicable law; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The limitation on liability in this Article Eleven shall not apply, however, to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to Federal, State or local law. If Pennsylvania law is hereafter amended after February 25, 1997 to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Pennsylvania law, as so amended.

                 ARTICLE TWELVE - ANTI-TAKEOVER PROVISIONS

      Each of Subchapters E, F, G and H of Chapter 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.


         ARTICLE THIRTEEN - AMENDMENT OF ARTICLES OF INCORPORATION

      The Corporation reserves the right to amend or repeal any provisions contained in these Articles in the manner prescribed by the laws of the Commonwealth of Pennsylvania and all rights conferred upon shareholders are granted subject to this reservation; provided, however, the affirmative vote
                                     --------  -------
of the holders of at least two-thirds of the Voting Stock, voting together as a single class, shall be required to amend or repeal Article SEVEN, Article EIGHT, Article NINE, Article TEN, Article ELEVEN, Article TWELVE and this Article THIRTEEN; provided further, however, that the preceding proviso shall be inapplicable at any time at which the holders of at least a majority of the Voting Stock shall be Praxair, Inc. and/or subsidiaries and/or affiliates thereof (and in each case permitted successors and assigns thereof) if they shall have acquired such Voting Stock pursuant to a transaction required or permitted by the Amended and Restated Right of First Refusal Agreement dated as of March 12, 1997 among the Corporation, certain subsidiaries and shareholders thereof and Praxair, Inc. and at any such time, any provisions contained in these Articles may be amended or repealed, by the affirmative vote of the holders of at least a majority of the Voting Stock, at a regular or special meeting of shareholders or upon the written consent of the holders of at least a majority of the Voting Stock.

       Dated this 26th day of March, 1997.

                                    VALLEY NATIONAL GASES INCORPORATED



                                    By_________________________________________




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